SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549


                                 Form 8-K

                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported): October 11, 2002
                                                     -----------------


                          GENESEE & WYOMING INC.
                          ----------------------
           (Exact Name of registrant specified in its charter)
           Delaware                   001-31456               06-0984624
           --------                   ---------               ----------
 (State or other Jurisdiction    (Commission File          (I.R.S. Employer
      of Incorporation)               Number)             Identification No.)

                           66 Field Point Road
                       Greenwich, Connecticut 06830
                 (Address of principal executive offices)
                  --------------------------------------
              Registrant's telephone number: (203) 629-3722

Item 5.  Other Events.
         ------------------------------------

     On October 11, 2002, Genesee & Wyoming Inc. (NYSE: GWR) commented on the financial effect of Hurricane Isidore, which struck its Mexican railroad operations on September 23rd, 2002, and Hurricane Lili, which struck its Louisiana railroad operations on October 3rd, 2002.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
         ------------------------------------------------------------------
     (c)  Exhibits.

     The exhibits listed below and in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

     EXHIBIT NO.                    DESCRIPTION

        99.1 Press Release commenting on Effect of Hurricanes in Mexico and Louisiana.





                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  GENESEE & WYOMING INC.
                                  -----------------------
                                  (Registrant)


                                  By:   /s/   John C. Hellmann
                                      ----------------------------
                                  Name:    John C. Hellmann
                                  Title:   Chief Financial Officer

October 11, 2002

                            INDEX TO EXHIBITS


      Exhibit Number           Description
      --------------           -----------
          99.1                 Press Release Commenting on Effect of Hurricanes
                               in Mexico and Louisiana.

                                                                  Exhibit 99.1

                Genesee & Wyoming Comments on Effect of Recent
                      Hurricanes in Mexico and Louisiana


GREENWICH, Conn., October 11, 2002 /PRNewswire/ -- Genesee & Wyoming Inc.
(GWI) (NYSE: GWR) commented today on the financial effect of Hurricane Isidore, which struck its Mexican railroad operations on September 23rd, and Hurricane Lili, which struck its Louisiana railroad operations on October 3rd. GWI estimates that the negative impact of Hurricane Isidore on diluted earnings per share will be approximately $0.03 in the third quarter and approximately $0.01 in the fourth quarter due to lost revenue and track repair on the Yucatan Peninsula. GWI expects that Hurricane Lili will not have a material impact on its financial results, despite damage to the sugar cane crop in Louisiana.

         GWI expects third quarter diluted earnings per share between $0.39 and $0.41, versus consensus analyst estimates of $0.43. GWI is scheduled to report complete financial results for the third quarter of 2002 on Wednesday, October 30th.

         In Mexico, where segments of track between Coatzacoalcos and Merida were temporarily under water, rail shipments are expected to resume on October 11th. GWI estimates that its Mexican subsidiary has lost approximately $2 million in revenue and has spent approximately $500,000 on track repairs. The Company expects that catch-up shipments of petroleum products may increase in the latter part of the fourth quarter and that shipments of cement may also increase in order to aid the reconstruction of damaged property.

         GWI is a leading operator of shortline and regional freight railroads in the United States, Canada, Mexico, Australia and Bolivia, and provides freight car switching and related services to industrial companies that have extensive railroad facilities within their complexes. The Company operates in five countries on three continents over more than 8,000 miles of owned and leased track. It also operates over an additional 3,000 miles under track access arrangements.

         This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that involve risks and uncertainties that could cause actual results to differ materially including, but not limited to, economic conditions, customer demand, increased competition in relevant markets, and others. The Company refers you to the documents that Genesee & Wyoming Inc. files from time to time with the Securities and Exchange Commission, such as the Company's Forms 10-Q and 10-K which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in this press release.

SOURCE:  Genesee & Wyoming Inc.

CONTACT: John C. Hellmann, Chief Financial Officer, Genesee & Wyoming Inc. 203-629-3722 Web site: http://www.gwrr.com/